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                                                                   EXHIBIT 10.50

                             CONSULTING AGREEMENT
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Agreement made as of the First day of November, 1995 by and between CHRISS
STREET & COMPANY, a California corporation maintaining its principal offices at 1111 Bayside Drive, Corona del Mar, California 92625 (hereinafter referred to as "Consultant") and MICROPOLIS CORPORATION, a Delaware corporation maintaining its principal offices at 21211 Nordhoff Street, Chatsworth, California 91311 (hereinafter referred to as "Micropolis").


                                  WITNESSETH:
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WHEREAS, Micropolis manufactures high performance computer products and services for sale to the open market; and
WHEREAS, Micropolis is desirous of obtaining business and financial advisory services; and
WHEREAS, Consultant is engaged in the business of providing and rendering business and financial advisory services, has knowledge, expertise and personnel to render the requisite services to Micropolis.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

1.  Duties of Consultant.  Consultant shall, at the request of Micropolis, upon
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reasonable notice provide such consulting services and advice pertaining to
Micropolis's business affairs as Micropolis may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist Micropolis in developing, studying and evaluating corporate restructuring and repositioning proposals and assist in negotiations and discussions pertaining thereto.

2.  Compensation.  For the services to be rendered and performed by Consultant
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during the term hereof, Micropolis shall pay to Consultant the sum of $100,000 payable on signing of this document. Micropolis shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Micropolis upon presentation of statements setting forth in reasonable detail the amount of such expenses. Consultant shall not incur any expense for any single item in excess of $500.00 except upon the prior approval of a representative of Micropolis.

3.  Available Time.  Consultant shall make available such time of its personnel
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as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement.

4.  Relationship.  Nothing herein shall constitute Consultant as an employee or
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agent of Micropolis, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit Micropolis in any manner whatsoever.

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5.  Confidentiality of Micropolis Business Information.  Consultant acknowledges
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that in the course of the performance of its duties and as a necessary incident thereof, Micropolis may make available or impart to Consultant or Consultant's agents or employees, certain financial and business information concerning the business, affairs, plans and programs of Micropolis (the "Proprietary Information"). Consultant acknowledges that the Proprietary Information would not otherwise be made available to it but for its relationship to Micropolis and that such Proprietary Information would not otherwise be publicly available or obtainable. Consultant agrees that neither it nor its agents or employees or agents will, during the term of this Agreement or at any time thereafter, disclose or divulge or use, directly or indirectly, for its own benefit, any of the Proprietary Information. Consultant further agrees that it will not use any of the Proprietary Information in connection with the purchase or sale of any securities of Micropolis. The provisions of this Paragraph 5 shall survive the termination of this Agreement.

6.  Indemnification by Micropolis as to Information Provided to Consultant.
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Micropolis acknowledges that Consultant, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Micropolis's officers, directors, agents and/or employees. Micropolis therefore agrees to indemnify, hold harmless and defend Consultant, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Micropolis to Consultant.

7.  Term and Termination.  This agreement shall be for a one hundred and eighty
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day period commencing November 1, 1995 and terminating April 30, 1996.

8.  Notices.  Any notice to be given by either party to the other hereunder
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shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

9.  Entire Agreement.  The within agreement contains the entire agreement and
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understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

10.  Modification and Waiver.  This Agreement may not be altered or modified
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except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

11.  Law To Govern.  This Agreement has been negotiated and executed in the
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State of California and shall be governed by the laws of the State of
California.

12.  Non-Assignment.  This Agreement shall not be assigned by either party
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hereto except upon the prior written consent of the other.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written above.

                                            CHRISS STREET & COMPANY


                                            By  /s/ CHRISS W. STREET
                                                -------------------------
                                                Chriss W. Street
                                                President




                                            MICROPOLIS CORPORATION


                                            By  /s/ J. LARRY SMART
                                                --------------------------
                                                J. Larry Smart
                                                President

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